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                                                                  Exhibit 99.A-1


                                     Delaware                             PAGE 1

                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "DCC PROJECT FINANCE TWO, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 1990, AT 10 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.




                                     /s/ Harriet Smith Windsor
                                     -----------------------------------------
                                     Harriet Smith Windsor, Secretary of State

2241354       8100H                      AUTHENTICATION:        1558455

020025634                                          DATE:       01-14-02

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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 09/17/1990
                                                           730260043 - 2241354


                           CERTIFICATE OF INCORPORATION
                                       OF
                           DCC Project Finance Two, Inc.

                                    *  *  *  *  *

                   1.   The name of the corporation is

                        DCC Project Finance Two, Inc.

                   2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                   3. The nature of the business or purposes to be conducted or promoted is:

                   To engage in any lawful act or activity for which
             corporations may be organized under the General Corporation Law of Delaware.

                   4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000)


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             and the par value of each of such shares is One Dollars ($1.00)
             amounting in the aggregate to One Thousand Dollars ($1,000).

                   5A.  The name and mailing address of each incorporator is
             as follows:

                      NAME                      MAILING ADDRESS
                      ----                      ---------------

                 V. A. Brookens              Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

                 M. C. Kinnamon              Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

                 T. L. Ford                  Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

                   5B.  The name and mailing address of each person, who
             is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                      NAME                      MAILING ADDRESS
                      ----                      ---------------

                 Edward J. Shultz            P.O. Box 7011
                                             Troy, Michigan  48007

                   6.   The corporation is to have perpetual existence.

                   7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                   To make, alter or repeal the by-laws of the corporation.


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                   To authorize and cause to be executed mortgages and liens
             upon the real and personal property of the corporation.

                   To set apart out of any of the funds of the corporation
             available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                   By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it;


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             but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                   When and as authorized by the stockholders in accordance
             with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                   8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.


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                   Meetings of stockholders may be held within or without the
             State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                   9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                   WE, THE UNDERSIGNED, being each of the incorporators
             hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 17th day of September, 1990.


                                           /s/ V. A. Brookens
                                           --------------------------------
                                           V. A. Brookens

                                           /s/ M. C. Kinnamon
                                           --------------------------------
                                           M. C. Kinnamon

                                           /s/ T. L. Ford
                                           --------------------------------
                                           T. L. Ford


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